EXHIBIT 10.8

Execution Version

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of December 19, 2022, and is by and among KLOECKNER METALS CORPORATION, a Delaware corporation (“Kloeckner Metals”), KLÖCKNER USA HOLDING INC., a Delaware corporation (“Klöckner USA”), KLOECKNER METALS P.R., INC., a Delaware corporation (“Kloeckner Metals P.R.”) and CALIFORNIA STEEL AND TUBE, LLC, a Delaware limited liability company (“California Steel”; together with Kloeckner Metals, Klöckner USA, Kloeckner Metals P.R. and California Steel, each, a “Borrower” and, collectively, the “Borrowers”), the Lenders identified on the signature pages hereof, and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (in that capacity, “Agent”).

RECITALS:

WHEREAS, the Borrowers, the Lenders and the Agent are parties to that certain Loan and Security Agreement dated as of November 16, 2020 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Loan Agreement”);

WHEREAS, the Borrowers have requested that the Lenders and the Agent amend certain terms and provisions of the Existing Loan Agreement as set forth herein; and

WHEREAS, the Lenders and the Agent are willing to amend the Existing Loan Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01 Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preamble and the recitals hereto) have the meanings assigned to them in the Existing Loan Agreement, as amended by this Amendment (the “Amended Loan Agreement”).

SECTION 1.02 Other Interpretive Provisions. The rules of construction in Article I of the Amended Loan Agreement shall be equally applicable to this Amendment.

ARTICLE II
AMENDMENTS; DISCONTINUANCE OF LIBOR CREDIT EXTENSIONS

SECTION 2.01 Existing Loan Agreement. Pursuant to Section 15.1 of the Existing Loan Agreement, and subject to the satisfaction of the conditions precedent set forth in Section 4.01 hereof, effective on and as of the Fifth Amendment Effective Date (defined below), the Existing Loan Agreement is hereby amended as follows:

(a) Section 1.1 of the Existing Loan Agreement is hereby amended by adding the following new defined terms in alphabetical position:

“Fifth Amendment Acquisition”: the acquisition by Kloeckner Metals and Klöckner USA of all of the equity interests of the Fifth Amendment Target in accordance with the Fifth Amendment Acquisition Documents.

“Fifth Amendment Acquisition Agreement”: that certain Capital Contribution and Redemption Agreement, made as of the Fifth Amendment Effective Date by and among Seller, NM Holding, Inc., a Nevada corporation, Fifth Amendment Target, Kloeckner Metals and Klöckner USA.

“Fifth Amendment Asset Purchase Agreement”: that certain Asset Purchase Agreement, dated as of the Fifth Amendment Effective Date, by and among Seller, Fifth Amendment Target, Kloeckner Metals and Klöckner USA.

“Fifth Amendment Acquisition Documents”: collectively, the Fifth Amendment Acquisition Agreement, the Fifth Amendment Asset Purchase Agreement and all other agreements of transfer as are referred to therein and all side letters with respect thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith.

“Fifth Amendment Effective Date”: December 19, 2022.

“Fifth Amendment Target”: National Material of Mexico, S. de R.L de C.V. (registered number NMM‑980521‑9G7), an entity organized under the laws of Mexico.

“Seller”: Tang Industries, Inc., a Nevada corporation.

“Sustainability Linked Loan Principles” means the Sustainability Linked Loan Principles published by the Loan Syndications & Trading Association, as updated through March 31, 2022, or, if agreed by Borrowers and the Sustainability Structuring Agent, as most recently updated by the Loan Syndication and Trading Association.

“Sustainability Assurance Provider” means (a) a qualified external reviewer, independent of Holdings and its Subsidiaries, with relevant expertise with respect to evaluating KPIs against SPTs with respect to ESG targets and ESG Ratings targets, such as an auditor, environmental consultant and/or independent ratings agency of recognized national standing, or (b) another Person designated by Administrative Borrower and approved by Required Lenders.

“Undisclosed Administration”: with respect to a Lender, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or pursuant to the law in the country where such Lender is subject to home jurisdiction supervision, if applicable law requires that such appointment is not to be publicly disclosed.

(b) Section 1.1 of the Existing Loan Agreement is hereby amended by deleting the definitions of Applicable Margin, Excess Availability, and Reporting Trigger Period contained therein in their entirety and inserting the following new definitions in lieu thereof:

“Applicable Margin”: the margin set forth below, as determined by the average daily Specified Availability for the last Fiscal Quarter:

Level	Average Daily Specified Availability	Base Rate Loans	Term SOFR Loans
I	≥ 50% of the Commitments	0.25%	1.25%
II	< 50% of the Commitments	0.50%	1.50%

Until the earlier of (i) the first day following two full Fiscal Quarters after the Fifth Amendment Effective Date and (ii) the first day following the end of the Fiscal Quarter in which the Fifth Amendment Acquisition is consummated, margins shall be determined as if Level II were applicable. Thereafter, following any Fiscal Quarter for which Borrowers have a Fixed Charge Coverage Ratio of less than 1.0 to 1.0, calculated on a trailing twelve months basis for the most recently ended month for which the relevant financial statements have been delivered to Agent, margins shall be determined as if Level II were applicable until Borrowers have a Fixed Charge Coverage Ratio of greater than or equal to 1.0 to 1.0, calculated on a trailing twelve months basis for the most recently ended month for which the relevant financial statements have been delivered to Agent. Otherwise, margins shall be subject to increase or decrease by Agent on the first day of the calendar month following each Fiscal Quarter end. If Agent is unable to calculate average daily Specified Availability for a Fiscal Quarter due to Borrowers’ failure to deliver any Borrowing Base Report when required hereunder, then, at the option of Agent or Required Lenders, margins shall be determined as if Level II were applicable until the first day of the calendar month following its receipt.

“Excess Availability”: means, as of any date of calculation, the amount by which (a) the Line Cap exceeds, (b) the sum of (i) the outstanding principal amount of all Loans (calculated as of such date), plus (ii) all LC Obligations (calculated as of such date); provided that, from the Fifth Amendment Effective Date until the earlier of the date of consummation of the Fifth Amendment Acquisition or the termination of the Fifth Amendment Acquisition Documents, Excess Availability shall be reduced by $350,000,000, which amount represents that portion of the cash purchase price for the Fifth Amendment Acquisition, and the fees and expenses related thereto, anticipated to be paid with the proceeds of Loans.

“Reporting Trigger Period”: the period (a) commencing on any day that (i) an Event of Default occurs and is continuing or (ii) Specified Availability at any time is less than 15.0% of the Line Cap and (b) continuing until (i) with respect to a Reporting Trigger Period triggered by the occurrence of an Event of Default, the date that such Event of Default is no longer continuing and (ii) with respect to a Reporting Trigger Period triggered by the failure to maintain the Specified Availability described in clause (a)(ii) of this definition, the date that is 30th consecutive day that Specified Availability has been greater than or equal to 15.0% of the Line Cap.

(c) The definition of “Permitted Acquisition” is amended by deleting the introductory phrase thereof in its entirety and inserting the following in lieu thereof:

“Permitted Acquisition”: means (a) the Fifth Amendment Acquisition and (b) any other Acquisition by Klöckner USA (directly or indirectly) of all or substantially all the assets of, or Equity Interests in, any Person or of a division or line of business of a Person or a merger or consolidation with any Person (any such Person or assets, as the case may be, the “Acquired Company”), which Acquisition complies with the following requirements (in each case to the reasonable satisfaction of the Agent):

(d) Clause (d) of the definition of “Defaulting Lender” is amended by inserting “other than via an Undisclosed Administration” immediately following “has, or has a direct or indirect parent company that has,”.

(e) Section 2.1.8 of the Existing Loan Agreement is hereby amended by deleting clause (c) of such section in its entirety and inserting “(c) [reserved].” in lieu thereof.

(f) Section 10.2.1 of the Existing Loan Agreement is hereby amended by deleting clause (s) of such section in its entirety and inserting “(s) Debt owing by Foreign Subsidiaries of the Borrowers that are not Obligors in an aggregate principal amount not to exceed $200,000,000 at any time outstanding;” in lieu thereof.

(g) Section 10.2.4 of the Existing Loan Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

10.2.4. Distributions; Upstream Payments. (a) Declare or make any Distributions, except (i) Upstream Payments, (ii) dividends payable solely in the same class of Equity Interests of such Person, (iii) dividends and distributions from Klöckner USA to Klöckner & Co SE or any of its Subsidiaries (other than Subsidiaries of Klöckner USA) and repayments of the Klöckner Intercompany Debt, in each case, so long as, in the case of this clause (iii), immediately prior to and after the making of any and all such payments, the Payment Conditions (Distributions) are satisfied, (iv) make payments permitted under Section 10.2.8 or in connection with affiliate transactions permitted under Section 10.2.17, (v) Distribution of Factoring Fees, and (vi) Distributions made to consummate the Fifth Amendment Acquisition in accordance with the terms of the Fifth Amendment Acquisition Documents.

(b) Create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make an Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law, Restrictive Agreements permitted under Section 10.2.14 or in effect on the Closing Date as shown on Schedule 9.1.15.

(h) Section 15.1.5 of the Existing Loan Agreement is hereby amended by inserting the following immediately before “Following the effectiveness of the ESG Amendment,”:

The ESG Pricing Provisions will require, among other things, annual reporting in a manner that is aligned with the Sustainability Linked Loan Principles in effect at the time of the ESG Amendment. If KPIs are utilized, the ESG Amendment shall identify a Sustainability Assurance Provider.

(i) Section 15.12 of the Existing Loan Agreement is hereby amended by deleting clause (a) in its entirety and inserting “(a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, auditors, advisors, attorneys, consultants, service providers, credit risk protection providers and insurers and other representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential);” in lieu thereof.

(j) Schedule 1.1 to the Existing Loan Agreement is hereby amended and restated in its entirety as set forth in Annex A attached hereto. Simultaneously with the Fifth Amendment Effective Date, the parties hereby agree that the Revolving Loan Commitment of each Lender with a Revolving Loan Commitment under the Loan Agreement shall be as set forth in Schedule 1.1 as amended and restated by this Amendment.

SECTION 2.02 Conditions to Funding.

(a) Notwithstanding anything to the contrary contained in the Loan Agreement or the other Loan Documents (including, without limitation, Section 6.2 of the Loan Agreement), the only conditions to funding Loans the proceeds of which with be used to pay the purchase price for the Fifth Amendment Acquisition in accordance with the terms of the Fifth Amendment Acquisition Documents and the transaction costs and expenses related thereto in an aggregate amount not to exceed $350,000,000 are (a) receipt by the Agent of a Notice of Borrowing for such request on or before the earlier of the Termination Date (as defined in the Fifth Amendment Acquisition Agreement) and September 15, 2023, (b) the Specified Representations shall be true and correct in all material respects as of the date of such funding (except in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be), (c) no Event of Default shall have occurred and be continuing under clauses (a), (c) (solely as relates to the delivery of a Borrowing Base Report), (j) or (k) of Section 11.1 of the Amended Loan Agreement, (d) after giving effect to the funding of the Loans in connection with the Fifth Amendment Acquisition, Excess Availability shall be greater than $45,000,000, (e) the Fifth Amendment Acquisition Agreement and Fifth Amendment Asset Purchase Agreement shall not have been amended, modified or changed from the Fifth Amendment Acquisition Agreement and Fifth Amendment Asset Purchase Agreement delivered to Agent on the Fifth Amendment Effective Date, except to the extent that such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of the Agent or Lenders and (f) the representations made with respect to Fifth Amendment Target and its Subsidiaries in the Fifth Amendment Acquisition Documents as are material to the interests of the Lenders, but only to the extent that the Borrower or its Affiliates have the right (taking into account any applicable grace periods or cure provisions) to terminate its obligations in accordance with the Fifth Amendment Acquisition Agreement or decline to consummate the Fifth Amendment Acquisition in accordance with the Fifth Amendment Acquisition Documents (but without giving effect to any waiver of such right by Borrower or its Affiliates), respectively, in each case, as a result of a breach of such representations in the Fifth Amendment Acquisition Documents, shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of such funding (except in the case of any such representations which expressly relates to a given date or period, such representation shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the respective date or for the respective period, as the case may be). For purposes of this Section 2.02(a), “Specified Representations” means the representations and warranties made in Section 9.1.1 (solely with respect to the jurisdiction of organization of each Obligor), Section 9.1.2 (solely with respect to clause (b) and (c) of the second sentence of such section), Section 9.1.3, Section 9.1.7 (solely with respect to the Solvency of each Obligor), Section 9.1.22, Section 9.1.23 and Section 9.1.24.

(b) The execution and delivery of this Amendment shall not constitute a novation or termination of the Existing Loan Agreement or of the credit facility or any other Loan Document thereunder or in respect thereof. Notwithstanding that the cover page of the Amended Loan Agreement is dated “as of November 16, 2020” and Section 6.1 of the Amended Loan Agreement attached hereto contains conditions which were applicable to the initial Closing Date of November 16, 2020, the changes to the Existing Loan

Agreement effected by this Amendment shall be effective as of the satisfaction to the conditions to effectiveness set forth in Article IV of this Amendment. The signature pages to the Amended Loan Agreement may be omitted or modified, however to reflect the parties to the Amended Loan Agreement, and the execution and delivery of this Amendment shall be deemed to be an execution and delivery of the Amended Loan Agreement.

SECTION 2.03 Assignments and Allocations.

(a) Upon the Fifth Amendment Effective Date, the Commitments referenced in the Existing Loan Agreement shall be increased (the “Commitment Increase”) so that after giving effect thereto, the aggregate amount of Commitments of each applicable Lender shall be as set forth on Schedule 1.1 to the Loan Agreement attached hereto as Annex A.

(b) Simultaneously with the Fifth Amendment Effective Date, the parties hereby agree that the outstanding amount of the Loans (as defined in and under the Loan Agreement, without giving effect to any Borrowings of Loans under the Loan Agreement on the Fifth Amendment Effective Date) shall be reallocated in accordance with such Commitments and the requisite assignments shall be deemed to be made in such amounts by and between the Lenders and from each Lender to each other Lender (including to Lenders who increase their Commitments in connection with this Amendment), with the same force and effect as if such assignments were evidenced by applicable Assignments (as defined in the Loan Agreement) under the Loan Agreement but without the payment of any related assignment fee, and no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which requirements are hereby waived).

(c) On the Fifth Amendment Effective Date, the Lenders shall make full cash settlement with one another, in each case through Agent, as Agent may direct or approve, with respect to all assignments, reallocations and other changes in Commitments, such that after giving effect to such settlements, each Lender’s Pro Rata share of the Commitments equals (with customary rounding) its Pro Rata share of the outstanding amount of all Loans.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

In order to induce Agent and the Lenders party hereto to enter into this Amendment, each Obligor hereby represents to Agent and the Lenders as of the date hereof as follows:

SECTION 3.01 Authorization. Such Obligor is duly authorized to execute and deliver this Amendment and is duly authorized to perform its obligations under the Loan Agreement and the other Loan Documents to which it is a party.

SECTION 3.02 No Contravention. The execution and delivery of this Amendment by such Obligor does not and will not (i) contravene the terms of the Organization Documents of such Obligor; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (x) any Contractual Obligation to which such Obligor is a party or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Obligor or its property is subject; or (iii) violate any applicable Law.

SECTION 3.03 Binding Effect. This Amendment is a legal, valid, and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles.

SECTION 3.04 Loan Agreement Representations. As of the Fifth Amendment Effective Date and after giving effect to this Amendment, the representations and warranties of the Company and each other Obligor contained in Section 9 of the Loan Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Fifth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date, and except that the representations and warranties contained in subsection (a) of Section 9.1.7 of the Loan Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 10.1.2 of the Loan Agreement.

SECTION 3.05 Loan Agreement Covenants. As of the Fifth Amendment Effective Date and after giving effect to this Amendment, each Obligor is in compliance with all of the covenants set forth in the Loan Agreement, including those set forth in Section X of the Loan Agreement.

SECTION 3.06 No Default. As of the Fifth Amendment Effective Date, both immediately before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result herefrom.

ARTICLE IV
CONDITIONS PRECEDENT

SECTION 4.01 Conditions to Effectiveness. This Amendment shall become effective on the date each of the following conditions shall have been satisfied in form and substance satisfactory to Agent and the Lenders (such date, the “Fifth Amendment Effective Date”):

(a) The Agent shall have received all of the following documents, each of which shall be originals, facsimiles or other electronic transmission (in the case of facsimiles or other electronic transmission followed by originals as soon as reasonably practicable; it being understood that delivery of such originals shall not be a condition to the effectiveness of this Amendment) unless otherwise specified, each properly executed by the applicable Persons specified below, each dated the Fifth Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the Fifth Amendment Effective Date) and, each in form and substance satisfactory to the Agent and its legal counsel:

(i) counterparts of this Agreement executed by each Borrower, Agent, and all of the Lenders;

(ii) [reserved];

(iii) if requested by any Lender, a note;

(iv) UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens;

(v) Agent shall have received certificates, in form and substance reasonably satisfactory to it, from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to the entering of the Fifth Amendment, (A) such Borrower is Solvent; (B) no Default or

Event of Default exists; and (C) the representations and warranties of each Borrower or its Subsidiaries contained in Section 9 shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Closing Date, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

(vi) Agent shall have received a certificate, in form and substance reasonably satisfactory to it, from a knowledgeable Senior Officer of each Borrower certifying that, (A) no Default or Event of Default exists or would occur immediately after giving effect to the entering of the Fifth Amendment, (B) Specified Availability is equal to or greater than the greater of 15.0% of the Line Cap and $67,500,000, and (C) the stockholders of the Fifth Amendment Target have (by majority vote or such greater vote as is required by the charter documents of such Person) duly approved the Fifth Amendment Acquisition;

(vii) Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that there have been no changes to the Obligor’s Organic Documents since the prior delivery to the Agent; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) there have been no changes to the title, name and signature of each Person authorized to sign the Loan Documents since the prior incumbency certificate delivered to the Agent;

(viii) Agent shall have received a written opinion of King & Spalding LLP, in form and substance reasonably satisfactory to Agent;

(ix) Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of (i) such Obligor’s jurisdiction of organization and (ii) each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(x) Agent shall have received a copies of substantially final drafts of the Fifth Amendment Acquisition Agreement, Fifth Amendment Purchase Agreement, and other material Fifth Amendment Acquisition Documents, each in form and substance reasonably satisfactory to Agent.

(b) The representations and warranties of the Company and each other Obligor contained in Article III hereof shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the Fifth Amendment Effective Date.

(c) No Default or Event of Default shall be in existence as of the date hereof.

(d) All fees set forth in those certain letter agreements, dated the Fifth Amendment Effective Date among the Borrowers and the Agent and any other fees required to be paid on or before the Fifth Amendment Effective Date shall have been paid.

(e) The Borrowers shall have paid all fees, charges and disbursements of counsel to the Agent to the extent invoiced at least one Business Day prior to the Fifth Amendment Effective Date, plus such additional amounts of such reasonable fees, charges and disbursements as shall constitute its reasonable estimate of such reasonable fees, charges and disbursements incurred or to be incurred by it through the closing proceedings of this Amendment (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Agent).

(f) The Agent shall have received (i) the final quality of earnings report by Ernst & Young for the Fifth Amendment Target for the fiscal years ending 2019, 2020 and 2021, and (ii) the unaudited balance sheet and related statement of income for the Fifth Amendment Target for the 12‑month period ending July 31, 2022.

(g) The Agent and each Lender shall have received all documentation and other information required by regulatory authorities under applicable "know your customer" and anti‑money laundering laws, rules and regulations, including a Beneficial Ownership Certificate if required, or otherwise under the Patriot Act and requested at least five (5) Business Days prior to the Fifth Amendment Effective Date.

For purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received written notice from such Lender prior to the proposed Fifth Amendment Effective Date specifying its objection thereto.

The Agent’s delivery to the Company of a copy of this Amendment executed by all necessary parties described in Section 4.01(a)(i) shall be deemed evidence that the Fifth Amendment Effective Date has occurred.

ARTICLE V
MISCELLANEOUS

SECTION 5.01 Governing Law. This Amendment is governed by, and is to be construed in accordance with, the laws of the State of New York and shall be further subject to the provisions of Sections 15.14, 15.15 and 15.17 of the Loan Agreement. Each provision of this Amendment is severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

SECTION 5.02 Binding Effect. On and after the Fifth Amendment Effective Date, this Amendment shall bind the Agent, the Lenders, and Borrowers and their respective successors and assigns, and will inure to the benefit of Agent, the Lenders, and Borrowers and the successors and assigns of Agent and each Lender.

SECTION 5.03 Ratification. Each Obligor, by execution of this Amendment, hereby reaffirms, assumes, and binds themselves to all applicable obligations, duties, rights, covenants, terms, and conditions that are contained in the Loan Agreement and the other Loan Documents (including the granting of any Liens for the benefit of the Agent and the Lenders).

SECTION 5.04 Loan Document; Expenses. This Amendment is a Loan Document. Each Obligor acknowledges that Agent’s costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Amendment shall be paid by Borrowers pursuant to Sections 3.4 and 15.2 of the Loan Agreement.

SECTION 5.05 Counterparts; Execution. The parties may sign this Amendment in several counterparts, each of which will be deemed to be an original but all of which together will constitute one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 5.06 Further Assurances.

(a) Promptly upon consummation of the Fifth Amendment Acquisition, in accordance with Section 10.1.9 of the Loan Agreement, Borrowers shall deliver, with respect to the Fifth Amendment Target and any other Subsidiary acquired or formed in connection therewith, (i) any know‑your‑customer or other background diligence information reasonably requested by Agent or any Lender with respect to such Subsidiary, (ii) a pledge of 65% of the Equity Interests of the Fifth Amendment Target, and (iii) such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC‑1 financing statements, certified resolutions and other organizational and authorizing documents of such Person and opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Agent.

(b) Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.

SECTION 5.07 No Waivers. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agent under the Loan Agreement or any other Loan Document, nor shall they constitute a waiver of any Default or Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents. Except as expressly amended herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Loan Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the date hereof, the Existing Loan Agreement as amended hereby and as it may be amended, restated, supplemented or otherwise modified from time to time hereafter in accordance with its terms.

SECTION 5.08 Section Captions. Section captions used in this Amendment are for convenience of reference only, and shall not affect the construction of this Amendment.

SECTION 5.09 Lender Joinder. As of the Fifth Amendment Effective Date, ING Capital LLC (a “Joining Lender”) acknowledges, agrees and confirms, by its execution of this Amendment, (a) it will be deemed to be a party to the Loan Agreement and a “Lender” for all purposes of the Loan Agreement and the other Loan Documents, and shall have all of the obligations of a Lender under the Loan Agreement as if it had executed the Loan Agreement; (b) to be bound by, all of the terms, provisions and conditions contained in the Loan Agreement; (c) its Commitment and Pro Rata share shall be as set forth on Schedule 1.1 attached as Annex A hereto; (d) it has received a copy of the Loan Agreement, copies of the most recent financial statements delivered pursuant to Section 10.1.2 thereof and such other documents and information as it deems appropriate, independently and without reliance upon the Agent or any other Lender, to make its own credit analysis and decision to enter into this Amendment and to become a Lender under the Loan Agreement; (e) it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon the Loan Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder; (f) it is an Eligible Assignee; (g) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement; and (h) it has provided the Agent with its administrative details, together with any documentation required to be delivered pursuant to the terms of the Loan Agreement if such Joining Lender is a Foreign Lender.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the date first above written.

BORROWERS:

KLOECKNER METALS CORPORATION

By: /s/ Angela Villamar

Name: Angela Villamar

Title: CFO and Treasurer

KLOECKNER METALS P.R., INC.

By: /s/ Angela Villamar

Name: Angela Villamar

Title: CFO and Treasurer

KLÖCKNER USA HOLDING INC.

By: /s/ Angela Villamar

Name: Angela Villamar

Title: CFO and Treasurer

CALIFORNIA STEEL AND TUBE, LLC

By: /s/ Angela Villamar

Name: Angela Villamar

Title: CFO and Treasurer

KLOECKNER METALS CORPORATION

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and a Lender

By: /s/ Cheryl Swan

Name: Cheryl Swan

Title: Senior Vice President

KLOECKNER METALS CORPORATION

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Lender

By: /s/ Rod Dellinger

Name: Rod Dellinger

Title: Authorized Signatory

KLOECKNER METALS CORPORATION

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE

ING CAPITAL LLC,

as a Joining Lender

By: /s/ Mike Chen

Name: Mike Chen

Title: Director

KLOECKNER METALS CORPORATION

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE

Annex A

Schedule 1.1

See attached.

ANNEX A

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

SCHEDULE 1.1

to

Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Commitment
Bank of America, N.A.	$250,000,000.00
BMO Harris Bank, N.A.	$150,000,000.00
Wells Fargo Bank, National Association	$150,000,000.00
ING Capital LLC	$100,000,000.00

Total	$650,000,000.00